EXHIBIT 10.1

Peoples Bancorp Inc.
Amended and Restated
2006 Equity Plan
RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “AGREEMENT”) is made to be effective as of _______________ (the “GRANT DATE”) by and between Peoples Bancorp Inc. (the “COMPANY”) and _______________ (the “PARTICIPANT”). Terms appearing in bold capital letters shall have the meanings as defined in the Peoples Bancorp Inc. Amended and Restated 2006 Equity Plan (the “PLAN”).

WITNESSETH:

Whereas, the BOARD adopted the Peoples Bancorp Inc. 2006 Equity Plan on February 9, 2006;

Whereas, the SHAREHOLDERS, upon the recommendation of the BOARD, approved the Peoples Bancorp Inc. 2006 Equity Plan at the Annual Meeting of Shareholders held on April 13, 2006;

Whereas, the BOARD amended the Peoples Bancorp Inc. 2006 Equity Plan on June 8, 2006 and February 8, 2007;

Whereas, the Peoples Bancorp Inc. 2006 Equity Plan was amended and restate effective December 11, 2008 in the form of the PLAN; the BOARD has determined that a RESTRICTED STOCK AWARD should be granted to the PARTICIPANT, subject to the terms and conditions of the PLAN and this AGREEMENT; and

Whereas, the PARTICIPANT acknowledges that this AGREEMENT may be amended without any additional consideration to the PARTICIPANT to the extent necessary to comply with, or avoid penalties under, Section 409A of the CODE even if any such amendment reduces, restricts or eliminates rights granted prior to such amendment;

Now, Therefore, in consideration of the premises, the parties hereto make the following agreements, intending to be legally bound thereby:

Section 1    Grant of RESTRICTED STOCK.

The COMPANY hereby grants to the PARTICIPANT an award of _______________ shares of restricted COMPANY STOCK (“RESTRICTED STOCK”), subject to the terms and conditions described in the PLAN and this AGREEMENT.

Section 2    Transfer Restrictions and RESTRICTION PERIOD.

(A)    Transfer Restrictions. The shares of RESTRICTED STOCK granted under this AGREEMENT may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated and shall be subject to a risk of forfeiture until the lapse of the RESTRICTION PERIOD as described in Sections 2(B) and 2(C).

(B)    RESTRICTION PERIOD - In General. Subject to the PARTICIPANT's continued service as a COMPANY DIRECTOR or a SUBSIDIARY DIRECTOR and the provisions of the PLAN (including Article XI) and this AGREEMENT, the restrictions on the RESTRICTED STOCK set forth in Section 2(A) will lapse and the shares of RESTRICTED STOCK will become fully vested with respect to:

(i)    ____ shares on that date which is six months following the GRANT DATE;

(C)    Effect of TERMINATION on RESTRICTED STOCK. Notwithstanding anything to the contrary in Section 2(B) of this AGREEMENT:

(i)    Death, DISABILITY or RETIREMENT: If the PARTICIPANT dies, or TERMINATES due to DISABILITY or RETIREMENT, the restrictions on the RESTRICTED STOCK will lapse and the RESTRICTED STOCK will become fully vested and transferable on the date of death or the date of TERMINATION due to DISABILITY or RETIREMENT.

(ii)    TERMINATION for CAUSE or Any Reason Other Than RETIREMENT, Death or DISABILITY. If the PARTICIPANT is TERMINATED for CAUSE or TERMINATES for any reason other than due to RETIREMENT, death or DISABILITY, any non-vested RESTRICTED STOCK will be forfeited on the TERMINATION date.

(D)    Lapse of RESTRICTION PERIOD. As soon as practicable after the RESTRICTED STOCK vests, the COMPANY shall deliver to the PARTICIPANT a stock certificate for, or other appropriate documentation evidencing, the number of shares of COMPANY STOCK with respect to which restrictions have lapsed.

Section 3    RESTRICTED STOCK subject to PLAN; PLAN as Controlling.

By entering into this AGREEMENT, the PARTICIPANT agrees and acknowledges that the PARTICIPANT has received and read a copy of the PLAN. All terms and conditions of the PLAN applicable to the RESTRICTED STOCK which are not set forth in this AGREEMENT shall be deemed incorporated herein by reference. In the event any term or condition of this AGREEMENT is inconsistent or conflicts with the terms and conditions of the PLAN, the PLAN shall be deemed controlling.

Section 4    Listing, Registration, and Qualification.

If the COMMITTEE determines that (A) the listing, registration or qualification of the shares of COMPANY STOCK underlying the RESTRICTED STOCK AWARD upon NASDAQ or any other established stock exchange, market or quotation system or under any state or federal law; (B) the consent or approval of any government or regulatory body; or (C) an agreement by the PARTICIPANT with respect thereto, is necessary or desirable as a condition to the issuance of the shares of COMPANY STOCK underlying the RESTRICTED STOCK AWARD, the shares of COMPANY STOCK may not be issued unless and until such listing, registration, qualification, consent, approval, or agreement has been effected or obtained, free of any conditions which are not acceptable to the COMMITTEE.

If any shares of COMPANY STOCK subject to the RESTRICTED STOCK AWARD are sold or issued upon the vesting thereof to a person who, at the time of such vesting or thereafter, is an affiliate of the COMPANY for purposes of Rule 144 promulgated under the ACT, or are sold and issued in reliance upon exemptions under the securities laws of any state, then upon such sale and issuance:

(i)    Unless permitted by the PLAN, such shares of COMPANY STOCK shall not be transferable by the holder thereof, and neither the COMPANY nor its transfer agent or registrar, if any,

shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the COMPANY shall have received an opinion from its counsel to the effect that any such transfer would not violate the ACT or the applicable laws of any state; and

(ii)    The COMPANY may cause each certificate evidencing such shares of COMPANY STOCK to bear a legend reflecting the applicable restrictions on the transfer thereof.

Section 5    Tax Withholding.

The COMPANY shall have the power and the right to deduct or withhold, or require the PARTICIPANT to remit to the COMPANY, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the PLAN. With respect to withholding required upon any taxable event arising as a result of this RESTRICTED STOCK AWARD, the PARTICIPANT may elect, subject to the approval of the COMMITTEE, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of COMPANY STOCK having a FAIR MARKET VALUE on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the PARTICIPANT, and shall be subject to any restrictions or limitations that the COMMITTEE, in its sole discretion, deems appropriate.

Section 6    Rights of the PARTICIPANT During RESTRICTION PERIOD.

During the RESTRICTION PERIOD, the PARTICIPANT (A) may exercise full voting rights associated with the shares of COMPANY STOCK underlying the RESTRICTED STOCK and (B) shall be entitled to receive all dividends paid with respect to the shares of COMPANY STOCK underlying the RESTRICTED STOCK; provided, however, that any dividends paid in shares of COMPANY STOCK will be subject to the same restrictions as the shares of RESTRICTED STOCK granted under this AGREEMENT.

Section 7    No Guarantee of Continued Service.

The grant of RESTRICTED STOCK under this AGREEMENT shall not be deemed to: (A) create any obligation on the part of the BOARD or the board of directors of any SUBSIDIARY to nominate the PARTICIPANT for re-election or (B) be evidence of any agreement or understanding, express or implied, that the PARTICIPANT has a right to continue as a NON-EMPLOYEE DIRECTOR for any period of time or at any particular rate of compensation.

Section 8    Beneficiary Designation.

The PARTICIPANT may name a beneficiary or beneficiaries to receive any shares of COMPANY STOCK underlying the RESTRICTED STOCK due to the PARTICIPANT upon the PARTICIPANT's death. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the PARTICIPANT, must be made on a form prescribed by the COMMITTEE and will be effective only when filed in writing with the COMMITTEE. If the PARTICIPANT has not made an effective beneficiary designation, the deceased PARTICIPANT's beneficiary will be the PARTICIPANT's surviving spouse or, if there is no surviving spouse, the deceased PARTICIPANT's estate. The identity of a PARTICIPANT's designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the PARTICIPANT and will not be inferred from any other evidence.

Section 9    Governing Law.

This AGREEMENT shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to the principles of conflict of laws.

Section 10    Rights and Remedies Cumulative.

All rights and remedies of the COMPANY and of the PARTICIPANT enumerated in this AGREEMENT shall be cumulative and, except as expressly provided otherwise in this AGREEMENT, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

Section 11    Captions.

The captions contained in this AGREEMENT are included only for convenience of reference and do not define, limit, explain or modify this AGREEMENT or its interpretation, construction or meaning and are no way to be construed as a part of this AGREEMENT.
Section 12    Notices and Payments.

All payments required or permitted to be made under the provisions of this AGREEMENT, and all notices and communications required or permitted to be given or delivered under this AGREEMENT to the COMPANY or to the PARTICIPANT, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), and addressed as follows:

(A)    If to the COMPANY, to:

Peoples Bancorp Inc.
Attn.: Compensation Committee
138 Putnam Street
P. O. Box 738
Marietta, Ohio 45750-0738

(B)	If to the PARTICIPANT, to the address of the PARTICIPANT set forth at the conclusion of this AGREEMENT.

The COMPANY or the PARTICIPANT may, by notice given to the other in accordance with this AGREEMENT, designate a different address for making payments required or permitted to be made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be made or given in accordance with this AGREEMENT shall be deemed to have been made or given upon receipt thereof by the addressee.

Section 13    Severability.

If any provision of this AGREEMENT, or the application of any provision hereof to any person or any circumstance, shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this AGREEMENT or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this AGREEMENT that if any provision of this AGREEMENT is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

Section 14    Number and Gender.

When used in this AGREEMENT, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

Section 15    Entire Agreement.

This AGREEMENT constitutes the entire agreement between the COMPANY and the PARTICIPANT in respect of the RESTRICTED STOCK granted hereunder, and supersedes all prior and contemporaneous agreements or understandings between the parties hereto in connection with the RESTRICTED STOCK granted hereunder. Subject to Section 12.2(b) of the PLAN, no change, termination or attempted waiver of any of the provisions of this AGREEMENT shall be binding upon any party hereto unless contained in a writing signed by the party to be charged. Notwithstanding the foregoing or anything in this AGREEMENT to the contrary, this AGREEMENT may be amended without any additional consideration to the PARTICIPANT to the extent necessary to comply with, or avoid penalties under, Section 409A of the CODE even if any such amendment reduces, restricts or eliminates rights granted prior to such amendment.

Section 16    Signature in Counterparts.

This AGREEMENT may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

In Witness Whereof, the parties hereto have executed this AGREEMENT, or caused this AGREEMENT to be executed, to be effective as of the date first written above.

COMPANY: PARTICIPANT: Peoples Bancorp Inc., an Ohio corporation		PARTICIPANT:
Peoples Bancorp Inc.,
an Ohio corporation

Tyler J. Wilcox
Senior Vice President and
Secretary to the Compensation Committee
Street Address

City, State, and Zip Code

Date:	Date: